UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5 Greenway Plaza
Houston, Texas	77046
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Changes in Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)  Changes in Certain Officers.

On July 10, 11 and 15, 2014, Occidental Petroleum Corporation (“OPC”) issued press releases announcing the leadership team for its subsidiary California Resources Corporation (“CRC”) and new executive management responsibilities at OPC.  The Company also noted that it will continue planning for the separation of OPC and CRC as described in OPC’s Press Release dated February 14, 2014.  Additional information with respect to these executive management changes is contained in the Company’s Press Releases dated July 10, 11 and 15, 2014 filed as exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

In that connection, effective July 10, 2014, Christopher G. Stavros, 51, was appointed Executive Vice President and Chief Financial Officer of OPC replacing Cynthia Walker, and Ms. Walker was appointed Executive Vice President, Strategy and Development of OPC.  Mr. Stavros has overseen Investor Relations at Occidental since 2006 and became Vice President, Investor Relations and Treasurer, in 2012. Marshall D. (Mark) Smith was named as Senior Executive Vice President and Chief Financial Officer of CRC.

Also effective July 10, 2014, Jennifer Kirk, 39, was appointed Vice President and Controller of OPC, replacing Roy Pineci as principal accounting officer, and Mr. Pineci was appointed Principal Accounting Officer of CRC.  Ms. Kirk served as Controller, Occidental Oil and Gas since 2012 and as Finance Director from 2008 to 2012.

Mr. Stavros, Ms. Walker and Ms. Kirk will participate in the compensation programs described on pages 14-42 of Occidental’s Proxy Statement relating to its 2014 Annual Meeting of Shareholders, as filed with the SEC on March 25, 2014 (which description is incorporated herein by reference).

(e) Compensatory Arrangements of Certain Officers.

On July 9, 2014, the Executive Compensation Committee of the Board of Directors of Occidental authorized grants of incentive awards under the Company’s 2005 Long-Term Incentive Plan to certain of the executive officers named in the Company’s 2014 Proxy Statement and other employees. The named executive officers received performance-based, at-risk, awards that are intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code and that link the greatest portion of the executives’ potential compensation to the Company’s performance over specified future performance periods. Each named executive officer received a Total Shareholder Return Incentive Award (other than the CEO), a Restricted Stock Incentive Award and either a Return on Capital Employed Incentive Award or two Return on Assets Incentive Awards, one for the Oil and Gas Segment as a whole and one for the region for which the executive has responsibility. The forms of the Terms and Conditions for the awards were filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.6 to the Current Report on Form 8-K filed on July 26, 2013 and Exhibit 10.1 to the Current Report on Form 8-K filed on July 16, 2013.

The Total Shareholder Return Incentive Award (“TSRIA”) is denominated in performance shares, each of which is equal to one share of the Company’s Common Stock. The number of shares received at the end of the three-year performance period, which runs from July 1, 2014, through June 30, 2017, will depend on a peer company comparison of total stockholder return. In addition to Occidental, the peer companies are: Anadarko Petroleum Corporation, Apache Corporation, Canadian Natural Resources Limited, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Marathon Oil Corporation, and Total S.A.  Depending on the Company’s total stockholder return compared to the total stockholder returns of its peers, the grantee will receive an amount ranging from 0 percent to 150 percent of the target number of performance shares, which amount will be payable in Common Stock; provided, however, that if the Company’s Total Shareholder Return is negative or does not exceed the Total Shareholder Return of the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) for the same period, the Grantee’s right to receive shares and cash in excess of the target number of Performance Shares will be forfeited. At the end of the performance period, dividend equivalents will be paid with respect to the performance share level achieved in an amount equal to the dividends declared per share of common stock during the performance period.

The Restricted Stock Incentive Award (“RSIA”) is a grant of shares of the Common Stock that will vest on June 30, 2017, but will not be non-forfeitable, unless and until, the Company has reported cumulative Net Income of twelve billion dollars.  The Net Income target must be reached by June 30, 2021, or the shares will be forfeited in their entirety.

The Return on Capital Employed Incentive Award (“ROCEIA”) is denominated in performance shares, each of which is equal to one share of the Common Stock. The number of shares received at the end of the three-year performance period, which runs from January 1, 2015, through December 31, 2017, will depend on attainment of at least a minimum Return on Capital Employed (“ROCE”). Depending on the Company’s ROCE for the performance period, the grantee will receive an amount ranging from a minimum payout of 0 percent to a maximum payout of 200 percent of the target number of performance shares, which amount will be payable in Common Stock.  Subject to adjustment as described below, ROCE of less than 9% will result in the minimum payout; ROCE equal to 12% is required for target payout; and ROCE equal to or greater than 18% is required for maximum payout.  These thresholds for ROCE will be adjusted up or down by 2% if the three-year average forward strip West Texas Intermediate crude oil (WTI) prices as of December 31, 2014, are at least $10 greater or less than, respectively, the three-year average forward strip WTI prices as of June 30, 2014. ROCE thresholds will be further adjusted up or down by 2% at the end of the performance period if actual average WTI prices over the performance period are at least $10 greater or less than, respectively, the three-year average forward strip WTI prices as of December 31, 2014.

The Return on Assets Incentive Awards (“ROAIA”) are denominated in performance shares, each of which is equal to one share of the Common Stock. The number of shares received at the end of the three-year performance period, which runs from January 1, 2015, through December 31, 2017, will depend on attainment of at least a minimum Return on Assets (“ROA”) for the Oil and Gas Segment as a whole or for the Middle East/North Africa region (“MENA”). Depending on the Company’s ROA for the performance period, the grantee will receive an amount ranging from a minimum payout of 0 percent to a maximum payout of 200 percent of the target number of performance shares, which amount will be payable in Common Stock.  Subject to adjustment as described below, ROA-Total of less than 9% and ROA-MENA of less than 12% will result in the minimum payout; ROA-Total equal to 13% and ROA-MENA equal to 16% is required for target payout; and ROA-Total equal to or greater than 20% and ROA-MENA equal to or greater than 25% is required for maximum payout.  These thresholds for ROA will be adjusted up or down by 2% if the three-year average forward strip WTI prices as of December 31, 2014 are at least $10 greater or less than, respectively, the three-year average forward strip WTI prices as of June 30, 2014. ROA thresholds will be further adjusted up or down by 2% at the end of the performance period if actual average WTI prices over the performance period are at least $10 greater or less than, respectively, the three-year average forward strip WTI prices as of December 31, 2014.

Payout for the awards depends on the grantee remaining employed throughout the applicable performance period; however, if the grantee dies, becomes disabled, retires within twelve months of the grant date or is terminated for the convenience of the Company during the performance or service period, then the grantee will forfeit a pro rata portion of the award.  If the grantee is terminated for cause or terminates voluntarily, the award agreement will automatically terminate on the termination date and the grantee will forfeit the right to receive any payout under the award. In the event of a Change in Control Event (as defined in the 2005 Long-Term Incentive Plan), the RSIA will pro rata vest and become non-forfeitable on the earlier of the date the grantee is terminated as a result of the Change of Control Event or the vesting date.  The other types of awards will immediately convert into shares of restricted stock at the target performance share number for that award and will not be transferable until the earlier of the date the grantee is terminated as a result of the Change of Control Event or the last day of the Performance Period.

The grantees are required to retain beneficial ownership of 50% of the number of net after-tax shares received pursuant to the Restricted Stock Incentive and the Total Shareholder Return Incentive Awards for three years following the date such shares are vested and non-forfeitable.

The Committee apportioned the total grant value for each named executive officer who received awards on the grant date between the awards as follows:

Named Executive Officer/Title	TSRIA (# of shares)	RSIA (# of shares)	ROCEIA (# of shares)	ROAIA Total O&G (# of shares)	ROAIA O&G MENA (# of shares)

Stephen I. Chazen, President and Chief Executive Officer		39,235	39,235

Edward A. Lowe, Vice President and President, Oxy Oil & Gas- International Production	13,242	13,242		4,414	13,242

Willie C. W. Chiang, Executive Vice President, Operations	13,242	13,242	17,656

Cynthia L. Walker, Executive Vice President, Strategy and Development(1)	7,651	7,651	10,202

Christopher G. Stavros, Executive Vice President and Chief Financial Officer(2)	7,357	7,357	9,809

(1)         As disclosed above, Ms. Walker served as Executive Vice President and Chief Financial Officer throughout 2013 and until July 10, 2014 when she was appointed Executive Vice President, Strategy and Development.

(2)         As disclosed above, Mr. Stavros was appointed Executive Vice President and Chief Financial Officer on July 10, 2014.

Item 5.03.  Amendment to By-laws.

The Board of Directors of Occidental Petroleum Corporation approved an amendment to Article II of the Corporation’s By-laws, effective July 10, 2014, to provide that any matter brought before a meeting of stockholders will be determined by the affirmative vote of the shares present in person or by proxy at the meeting and entitled to vote on the matter, except as otherwise required by law, the Certificate of Incorporation or another provision of the By-laws.  Prior to the amendment such matters were determined by the affirmative vote of the shares present for purposes of a quorum and so included broker non-votes, which are now excluded. In summary, under the By-laws as amended, broker non-votes will not be included in determining whether a matter passes or not but abstentions will be included in such determination.  The By-laws as so amended are filed as Exhibit 3. (ii) to this Form 8-K.

Section 7 — Regulation FD Disclosure

Item 7.01.  Regulation FD Disclosure.

On July 10 and 15, 2014, Occidental announced a portion of the leadership team for CRC appointing Todd A. Stevens as President and Chief Executive Officer; William E. Albrecht as Executive Chairman of the Board; and Marshall D. (Mark) Smith as Senior Executive Vice President and Chief Financial Officer.

On July 10, 11 and 15, 2014, Occidental issued press releases with respect to the matters disclosed in (b) and (c) of Item 5.02 and matters disclosed in this Item 7.01. The press releases are furnished as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.  The information in this Item 7.01 and the exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

3. (ii)	By-laws of Occidental Petroleum Corporation as amended through July 10, 2014

99.1	Press release dated July 10, 2014

99.2	Press release dated July 11, 2014

99.3	Press release dated July 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM
CORPORATION
(Registrant)

DATE: July 15, 2014	/s/ Jennifer Kirk
Jennifer Kirk,
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

3. (ii)	By-laws of Occidental Petroleum Corporation as amended through July 10, 2014

99.1	Press release dated July 10, 2014

99.2	Press release dated July 11, 2014

99.3	Press release dated July 15, 2014